UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2018

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, NY 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2018, the Board of Directors (the “Board”) of J. Crew Group, Inc. (the “Company”) appointed Seth Farbman to the Board of the Company, which increased the size of the Board to ten members.

Mr. Farbman has been appointed as a director pursuant to the Amended and Restated Principal Investors Stockholders’ Agreement dated as of July 13, 2017 (the “Stockholders Agreement”), by and among the Company, Chinos Holdings, Inc. (“Parent”), Chinos Intermediate Holdings A, Inc., Chinos Intermediate Holdings B, Inc., Chinos Intermediate Inc., certain affiliates of TPG Capital, L.P. and Leonard Green & Partners, L.P. and the other stockholders party thereto. The Stockholders Agreement was amended and restated in connection with the previously announced and consummated series of interrelated liability management transactions, as described in Item 1.01 of the Company’s Current Report on 8-K filed with the Securities and Exchange Commission on July 18, 2017 (the “July 2017 8-K”), which description is incorporated by reference herein. Pursuant to the Stockholders Agreement and the certificate of designation with respect to the series A preferred stock of Parent, the holders of series A preferred stock of Parent have the right to elect a director to the board of directors of Parent, which director shall also be elected to the Board, for so long as there remains outstanding no less than twenty percent of the series A preferred stock that was issued on July 13, 2017. This description of the Stockholders Agreement and certificate of designation is not complete and is qualified in its entirety by reference to the full text of the documents, a copy of which was filed as Exhibit 3.1 and Exhibit 4.9 to the Company’s July 2017 8-K.

Mr. Farbman will receive compensation as a director of the Company or its subsidiaries under the director compensation policies and programs as adopted by the board from time to time.

On January 16, 2018, the Company entered into an indemnification agreement with its newly elected director (the “Indemnification Agreement”). Such Indemnification Agreement clarifies and supplements indemnification provisions already contained in the Company’s Articles of Incorporation and Bylaws and, among other things, provide for indemnification of the director to the fullest extent permitted by the laws of the state of Delaware, advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether the director is entitled to indemnification and dispute resolution procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: January 19, 2018	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer & Treasurer

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